SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  May 24, 1999

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                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                       1-8002                            04-2209186
(State or other               (Commission                      (I.R.S. Employer
jurisdiction of               File Number)                       Identification
incorporation or                                                      Number)
organization)


81 Wyman Street
Waltham, Massachusetts                                           02454-9046
(Address of principal executive offices)                          Zip Code)


                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

      This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in
Exhibit 13 to the Registrant's annual report on Form 10-K, for the year ended January 2, 1999. These include risks and uncertainties relating to: the Registrant's spinout and acquisition strategies, competition, international operations, technological change, possible changes in governmental regulations, capital spending and government funding policies, dependence on intellectual property rights, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.  Other Events

      On May 24, 1999, the Registrant issued a press release stating that it has proposed the merger of four additional publicly traded subsidiaries into the Registrant or into Thermo Instrument Systems Inc. ("Thermo Instrument"), a majority-owned, publicly traded subsidiary of the Registrant. The Registrant has proposed the following transactions:

      -ThermoTrex Corporation ("ThermoTrex"), a majority-owned, publicly traded subsidiary of the Registrant, would be merged into the Registrant and become a wholly owned subsidiary. ThermoTrex shareholders would receive shares of the Registrant's common stock in exchange for their shares of ThermoTrex common stock.

      -ThermoLase Corporation ("ThermoLase"), a majority-owned, publicly traded subsidiary of ThermoTrex, would be merged into the Registrant and become a wholly owned subsidiary. ThermoLase shareholders would receive shares of the Registrant's common stock in exchange for their shares of ThermoLase common stock.

      -Thermo Ecotek Corporation ("Thermo Ecotek"), a majority-owned, publicly traded subsidiary of the Registrant, would be merged into the Registrant and become a wholly owned subsidiary. Thermo Ecotek shareholders would receive shares of the Registrant's common stock in exchange for their shares of Thermo Ecotek common stock.

      -Thermo Vision Corporation ("Thermo Vision"), a majority-owned, publicly traded subsidiary of Thermo Instrument Systems Inc. ("Thermo Instrument"), would be merged into Thermo Instrument and become a wholly owned subsidiary of Thermo Instrument. Thermo Vision shareholders would receive cash in exchange for their shares of Thermo Vision common stock.

      All of these proposals are subject to numerous conditions (not all of which are applicable to each transaction), including establishment of prices and exchange ratios, confirmation of anticipated tax consequences, approval by the board of directors (including independent directors) of the affected majority-owned subsidiaries, negotiation and execution of definitive purchase and sale or merger agreements, completion of review by the Securities and Exchange Commission of certain required filings regarding the proposed transactions, and, where appropriate, fairness opinions from investment banking firms. Any such transactions that will involve a public offering of securities will be made only by means of a prospectus.

      In addition, the Registrant announced that, primarily through actions taken at the following public subsidiaries, it will record pretax restructuring and other charges totaling approximately $450 million, relating substantially to exiting certain businesses. These charges will primarily be recorded in the second quarter, which ends July 3, 1999. The most significant of the Registrant's planned divestitures are described below:

      -Thermo Ecotek will record approximately $125 million in charges that relate primarily to its decision to hold for sale its investment in the K-Fuel facility located near Gillette, Wyoming, and to terminate its existing power purchase agreement relating to its Delano, California, biomass facility.

      -ThermoTrex will record approximately $105 million in charges, primarily related to restructuring at its ThermoLase and Trex Medical Corporation subsidiaries. The charges at ThermoLase consist of write-offs relating to the sale or closure of its spas, write-offs relating to lasers, and the termination of various international joint venture arrangements. Restructuring expenses at Trex Medical consist of charges relating primarily to the decision to close two of Trex Medical's four domestic manufacturing facilities after relocating these operations (as previously announced). In addition, ThermoTrex will write off goodwill resulting from these and related actions.

     -Thermo TerraTech Inc. will record approximately $65 million in charges primarily related to the proposed sale by its Thermo EuroTech N.V. subsidiary of its used-oil processing operations, the proposed sale by its ThermoRetec Corporation subsidiary of certain soil-recycling facilities, and the proposed sale by its The Randers Killam Group Inc. subsidiary of three operating units (BAC Killam, the Randers division, and E3-Killam).

     -Thermedics Inc. will record approximately $30 million in charges as a result of its decision to sell its power electronics and test equipment business.

      -Thermo Power Corporation will record approximately $10 million in charges primarily as a result of its decision to sell its ThermoLyte Corporation subsidiary, and a write-down of its investment in its Peek operations in Malaysia and Croatia.

      -Thermo Instrument expects to record a write-down for any decline in the value of its investment in FLIR Systems, Inc. common stock, which it acquired as a result of its February 1999 acquisition of Spectra-Physics AB.

      The Registrant will also write off goodwill and other assets relating to these and related actions.

     In a separate release, the Registrant also announced that Samuel W. Bodman, chairman and chief executive officer of Cabot Corporation, has been appointed to the Registrant's board of directors. Mr. Bodman was recommended by the board's newly formed corporate governance and nominating committee, which is responsible for reviewing director performance, nominating future directors, and overseeing the Registrant's corporate governance policies.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a)   Financial Statements of Business Acquired: Not applicable.

         (b)   Pro Forma Financial Information: Not applicable.

         (c)   Exhibits: Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 25th day of May, 1999.



                                        THERMO ELECTRON CORPORATION


                                        By:  /s/ Theo Melas-Kyriazi
                                             Theo Melas-Kyriazi
                                             Vice President and Chief
                                             Financial Officer